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                                                                    EXHIBIT 23.3

[DELOITTE & TOUCHE LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT


We consent to the use in this Registration Statement of Philip Services Corp. on Form S-1 of our report dated February 26, 1997 (April 22, 1997 with respect to
Note 18(d)), on our audits of the consolidated balance sheets of Philip Services Corp. as at December 31, 1996 and 1995, and the consolidated statements of earnings, retained earnings and changes in financial position for each of the years in the three year period ended December 31, 1996, and of our auditors' report on the schedule of additional disclosures required under Regulation 210.12-09 of Regulation S-X of the Securities Exchange Act of 1934 as at December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, which are included in the prospectus of this Registration Statement. We also consent to the reference of our firm under the caption "Experts".



                                                           /s/ Deloitte & Touche
                                                           ---------------------
                                                           Chartered Accountants


Mississauga, Ontario
September 24, 1997